                                                              Page 1 of 2
                                                              Exhibit (11)

                              THE LTV CORPORATION
                Calculation of Primary Earnings Per Share (EPS)
                  (Dollar amounts in millions except for EPS)
                           (Share data in thousands)

                                                                               Three Months Ended
                                                    -------------------------------------------------------------------------
                                                            March 31, 1995                            March 31, 1994
                                                    -------------------------------           -------------------------------
                                                      Shares     Amount      EPS                Shares     Amount      EPS
                                                    ---------  ---------  ---------           ---------  ---------  ---------
Net Income                                                      $  51.2                                    $  15.3
Preferred stock dividend requirements                              (0.6)                                      (0.6)
                                                               ---------                                  ---------
                                                                   50.6                                       14.7
Share base:
Average Common Stock outstanding                     105,788                                     91,616
Common Stock equivalent shares resulting from
  outstanding Series A Warrants, Stock Options
  and Restricted Stock                                     9                                        217
Common Stock issuable upon conversion of
  Series B Preferred Stock                             2,926        0.6                           (A)
                                                    ---------  ---------                       ---------  ---------
                                                     108,723    $  51.2                          91,833    $  14.7
                                                    =========  =========                       =========  =========
PRIMARY EARNINGS PER SHARE                                                 $  0.47                                     $  0.16
                                                                         =========                                    =========

(A)  Addition of these shares would result in antidilution.

                                                                     Page 2 of 2
                                                                    Exhibit (11)

                              THE LTV CORPORATION
             Calculation of Fully Diluted Earnings Per Share (EPS)
                  (Dollar amounts in millions except for EPS)
                           (Share data in thousands)

                                                                               Three Months Ended
                                                    -------------------------------------------------------------------------
                                                            March 31, 1995                            March 31, 1994
                                                    -------------------------------           -------------------------------
                                                      Shares     Amount      EPS                Shares     Amount      EPS
                                                    ---------  ---------  ---------           ---------  ---------  ---------
Net Income                                                      $  51.2                                   $  15.3
Preferred stock dividend requirements                              (0.6)                                     (0.6)
                                                               ---------                                 ---------
                                                                   50.6                                      14.7
Share base:
Average Common Stock outstanding                      105,788                                   91,616
Common Stock equivalent shares resulting from
  outstanding Series A Warrants, Stock Options
  and Restricted Stock                                      9                                      217
Common Stock issuable upon conversion of
  Series B Preferred Stock                              2,926       0.6                          (A)
Common Stock issuable upon conversion of
  Senior Secured Convertible Notes                      5,128       1.3                          (A)
                                                     --------- ---------                      ---------  ---------
                                                      113,851   $  52.5                         91,833    $  14.7
                                                     ========= =========                      =========  =========
FULLY DILUTED EARNINGS PER SHARE                                           $  0.46                                      $  0.16
                                                                          =========                                    =========

(A)  Addition of these shares would result in antidilution.